SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant    ☐

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

TippingPoint Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other then the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TippingPoint Technologies, Inc.

7501B N. Capital of Texas Highway

Austin, Texas 78731

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD                  , 2003

As a stockholder of TippingPoint Technologies, Inc., you are hereby given notice of and invited to attend in person or by proxy a special meeting of our stockholders on             ,                  , 2003 at 10:00 a.m., local time, at our corporate offices at 7501B N. Capital of Texas Highway, Austin, Texas 78731. At the special meeting we will ask you to consider and vote upon the following:

•	a proposal to approve the sale of 950,000 shares of our common stock, par value $0.01 per share, in a private placement with certain investors, a majority of whom are related parties, pursuant to a Stock Purchase Agreement, dated October 17, 2003;

•	a proposal to approve an amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan to increase the number of shares available for issuance from 1,033,333 to 2,033,333; and

•	the transaction of such other business as may properly come before the special meeting and any adjournments thereof.

The Stock Purchase Agreement contemplates two closings, with the second closing contingent upon receiving stockholder approval at the special meeting. At the first closing, we issued and sold 1,045,833 shares of our common stock for gross proceeds of $12,550,000. Upon receiving stockholder approval at the special meeting and compliance with other terms and conditions of the Stock Purchase Agreement, the second stage of the private placement will close, and we will issue and sell an additional 950,000 shares of our common stock for gross proceeds of $11,400,000. The purchase price of our common stock under the Stock Purchase Agreement is $12.00 per share, which represents a 25% discount on our common stock price as of October 16, 2003, the date that the Stock Purchase Agreement was approved by a special committee of the Board of Directors, and the date immediately preceding the effective date of the Stock Purchase Agreement.

The special committee of the Board of Directors determined that the terms of the private placement and the Stock Purchase Agreement are fair to and in the best interests of our stockholders and us. The proceeds of the private placement will be used to provide additional working capital for research and development programs, the expansion of our global sales and marketing strategies and other general corporate purposes.

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This notice of special meeting of stockholders and the accompanying proxy statement explain the terms of the private placement and the proposed amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan, and provide specific information concerning the special meeting. Please carefully read these materials, along with the Annex attached to the proxy statement.

The Board of Directors has fixed the close of business on                  , 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournments thereof.

You are cordially invited to attend the special meeting. However, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute and mail promptly the enclosed proxy card in the enclosed envelope, for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors,

James E. Cahill,
Secretary

Austin, Texas

                 , 2003

YOUR VOTE IS IMPORTANT.

PLEASE EXECUTE AND RETURN PROMPTLY THE

ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

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TIPPINGPOINT TECHNOLOGIES, INC.

7501B N. Capital of Texas Highway

Austin, Texas 78731

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD                  , 2003

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1
INFORMATION CONCERNING THE SPECIAL MEETING	6
Date, Time and Place of Special Meeting	6
Purpose of the Special Meeting and Recommendation of our Board of Directors	6
Record Date; Stock Entitled to Vote	6
Quorum; Vote Required	6
Voting of Proxies	7
Revocability of Proxies	7
Solicitation of Proxies	8
MATTERS TO BE BROUGHT BEFORE THE MEETING
Proposal 1 - Approval of the sale of 950,000 shares of common stock in a private placement with certain investors, a majority of whom are related parties	8
Summary of the Private Placement	8
Why We Need Stockholder Approval	9
Purpose of the Private Placement and Use of the Proceeds	9
The First Closing	10
The Second Closing	10
Summary of the Terms of the Stock Purchase Agreement	10
Impact of the Second Closing of the Private Placement on Existing Stockholders	14
Interests of Certain Persons	14
Dissenter’s Rights of Appraisal	15
Proposal 2 – Approval of an amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan to increase the number of shares available for issuance from 1,033,333 to 2,033,333	16
General	16
Summary of the Material Provisions of the Plan	16
Certain U.S. Federal Income Tax Consequences	18
Equity Compensation Plan Information	21
EXECUTIVE COMPENSATION AND OTHER INFORMATION	22
Summary Compensation Table	22
Stock Option Grants During Fiscal Year 2003	24
Year End Option Values	25
Employment Agreements	25
Compensation of Directors	25
Report of the Compensation Committee on Executive Compensation	26
Compensation Committee Interlocks and Insider Participation	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
Comparison of Stockholder Returns	30
OTHER MATTERS	31
Deadlines for Submission of Stockholder Proposals	31
Other Business Presented at the Special Meeting	31
Where You Can Find More Information	31

Annex A – Fourth Amended and Restated 1999 Stock Option and Restricted Stock Plan

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Who is soliciting my proxy?

A:	We are soliciting this proxy on behalf of our Board of Directors. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about , 2003.

Q:	What am I being asked to vote on at the special meeting?

A:	At the special meeting you will be asked to consider and vote upon two matters:

•	a proposal to approve the sale of 950,000 shares of our common stock, par value $0.01 per share, for gross proceeds of $11,400,000 in a private placement with certain investors, a majority of whom are related parties; and

•	a proposal to approve an amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan to increase the number of shares available for issuance from 1,033,333 to 2,033,333.

Q:	How is the private placement structured?

A.	The private placement is structured to close in two stages. At the first closing we issued and sold 1,045,833 shares of our common stock for gross proceeds of $12,550,000. The shares issued and sold in the first closing represented approximately 19.7% of our outstanding shares of common stock as of October 16, 2003. Upon receiving stockholder approval at the special meeting and compliance with other terms and conditions of the Stock Purchase Agreement, the second stage of the private placement will close, and we will issue and sell an additional 950,000 shares of our common stock to certain investors, a majority of whom are related parties, for gross proceeds of $11,400,000. The related parties participating in the second closing are John F. McHale, our Chairman of the Board and Chief Executive Officer, Paul S. Zito, a director, The McKinney Family Trust, a holder of approximately 16% of the outstanding shares of our common stock and Petoskey Stone FLP, an entity beneficially owned by our President, James A. Hamilton. Their beneficial ownership of our common stock before and after the first closing of the private placement and their anticipated beneficial ownership of our common stock after the second closing of the private placement are set forth in a table in the discussion of Proposal 1 - “Interests of Certain Persons” on page 14.

The purchase price of our common stock under the Stock Purchase Agreement is $12.00 per share, which represents a 25% discount on our common stock price as of October 16, 2003, the date that the Stock Purchase Agreement was approved by a special committee of the Board of Directors, and the date immediately preceding the effective date of the Stock Purchase Agreement.

Q:	Why is the Company seeking stockholder approval of the second closing of the private placement?

A:	As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. Under Marketplace Rule 4350(i), we must obtain stockholder approval prior to the issuance of twenty percent (20%) or more of our common stock at a price that is less than its current market value. As we are proposing to issue and sell an aggregate of 1,995,833 shares of our common stock, which such shares represent approximately thirty-eight percent (38%) of our outstanding common stock as of the date of the Stock Purchase Agreement, at a purchase price that is less than its market value, we are required under Marketplace Rule 4350(i) to obtain stockholder approval prior to consummating the second stage of the private placement.

John F. McHale, our Chairman of the Board and Chief Executive Officer, Paul S. Zito, a director, and The McKinney Family Trust, a current stockholder, are all parties to the Stock Purchase Agreement and, together with an affiliate of The McKinney Family Trust, collectively own approximately 54.0% of our outstanding common stock as of the record date. It is anticipated that these parties will vote in favor of the approval of the second closing of the private placement, and therefore, we expect to obtain the stockholder approval required under Nasdaq Marketplace Rule 4350(i). Mr. McHale’s, Mr. Zito’s and The McKinney Family Trust’s beneficial ownership of our common stock before and after the first closing of the private placement and their anticipated ownership of our common stock after the second closing of the private placement are set forth in a table in the discussion of Proposal 1 - “Interests of Certain Persons” on page 14.

Q:	Why is the special committee of the Board of Directors recommending that I vote “FOR” the private placement?

A:

Our management and Board of Directors recognized the need to raise additional funding to support our growth objectives and to strengthen our balance sheet position. Management and the Board of Directors initially considered supplementing our existing bank loan, but determined that the cost of such funds was too high, and that such borrowings might not be available at the level management thought necessary to support our long-term objectives. Accordingly, in September 2003 we engaged America’s Growth Capital LLC to advise us on potential equity financing opportunities. America’s Growth Capital LLC contacted various potential investors at our request, including strategic and financial investors. After numerous meetings with various potential investors, management reported to the Board of Directors that there were several potential investors who had preliminarily discussed making a private investment through various structures, including placements of convertible preferred stock, common stock combined with warrants and common stock without warrants. Our Board of Directors concluded that a private placement of common stock without warrants to a limited number of accredited investors at a reasonable discount to the current trading price of our common stock represented the least potential dilution to our current stockholders and would be in their best interests. Mr. McHale expressed an interest in participating in such a financing, and America’s Growth Capital LLC reported that the potential investors viewed management involvement in the private placement favorably. Accordingly, when it was determined that Mr. McHale would likely participate in the financing transaction, a special committee of our Board of Directors consisting of directors not participating in the financing transaction was formed to negotiate with the outside investors concerning the terms and conditions of the proposed investment. Following the special committee’s consideration of a number of factors, including, among others, the superior price and terms of the proposed private placement of common stock compared to other proposals from potential investors, the absence of superior financing alternatives, our current cash reserves, our expectations to incur operating losses at least through our current fiscal year ending January 31, 2004 and our future capital needs for our research and development programs and the expansion of our global sales and marketing strategies, the special committee approved the terms and conditions of the private placement of common stock. The special committee believes the private placement is our best option to obtain additional financing and recommends that the stockholders approve the private placement.

Q:	Why is the compensation committee of the Board of Directors recommending that I vote “FOR” the proposal to increase the number of shares authorized for issuance under the Third Amended and Restated 1999 Stock Option and Restricted Stock Plan?

A:	Our compensation program is designed to attract and retain superior talent, to reward achievement of our financial and operating objectives and to instill a long-term commitment to the company. Our ability to grant stock options and restricted stock under the Third Amended and Restated 1999 Stock Option and Restricted Stock Plan is considered an essential component of our compensation program and forms the basis of our long-term incentive plan for our employees. Without the increase, the number of shares available for issuance under the plan is approximately 2,000. The compensation committee believes that the amendment to increase the number of shares of common stock issuable under the Third Amended and Restated 1999 Stock Option and Restricted Stock Plan will enhance our ability to attract and retain key employees.

Q:	What stockholder vote is required to approve the proposals?

A:	The private placement and the amendment to increase the number of shares of common stock issuable under our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan are both subject to the approval of the affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at a special meeting at which a quorum is present. The 1,045,833 shares of our common stock purchased by the investors in the first closing of the private placement are not entitled to vote on either of these proposals at the special meeting.

Q:	What happens if our stockholders approve the second closing of the private placement?

A:	If the second closing of the private placement is approved by our stockholders, then, subject to compliance with the other terms and conditions of the Stock Purchase Agreement, we will complete the second closing and issue and sell an additional 950,000 shares of our common stock for gross proceeds of $11,400,000.

Q:	What happens if our stockholders do not approve the private placement?

A:	If our stockholders do not approve the second closing of the private placement, we will not complete the second closing and will not raise the additional $11,400,000 in financing.

Q:	What happens if our stockholders do not approve the amendment to increase the number of authorized shares under our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan?

A:	If our shareholders do not approve the amendment to the Third Amended and Restated 1999 Stock Option and Restricted Stock Plan, the shares issuable under the plan will not be increased, and our ability to grant future options and restricted stock will be significantly constrained.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its Annex, and to consider how the proposals affect you. Then please return your completed, dated and signed proxy card in the postage-paid envelope provided with this proxy statement as soon as possible, so that your shares can be voted at the special meeting.

Q:	What happens if I do not return a proxy card?

A:	The failure to return your proxy card will have no effect on the proposal to approve the private placement or on the proposal to amend our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan because it is anticipated that there will be adequate shares present in person or by proxy to constitute a quorum.

Q:	May I vote in person?

A:	Yes. You may attend the special meeting and vote your shares in person. If you hold shares in “street name” you must provide a legal proxy executed by your broker in order to vote your shares in person at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote at any time before your shares are voted at the special meeting. There are three ways you can change your vote. First, you can deliver a dated, written statement to our Secretary revoking your proxy. Second, you can complete, date and submit a new proxy card. Third, you can attend the special meeting, provide our Secretary written notice that you would like to revoke your proxy and vote in person. Your attendance at the special meeting alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions provided by your broker regarding how to change those instructions.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. We do not believe that your broker has authority to vote your shares on the approval of the second closing of the private placement or on the approval of the amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan without voting instructions from you. You should follow the directions provided by your broker regarding how to instruct them to vote your shares. Without voting instructions, your shares will not be voted on either of these proposals and will have no effect on their voting outcome.

Q:	Who can help answer my questions?

A:	If you have any questions regarding the special meeting, this proxy statement or the proposals being solicited herein, please contact our Chief Financial Officer, Michael J. Rapisand at the address or telephone number set forth below:

  Michael J. Rapisand

  TippingPoint Technologies, Inc.

  7501B North Capital of Texas Highway

  Austin, Texas 78731

  (512) 681-8470

INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place of Special Meeting

We are sending this proxy statement to the holders of our common stock for their use in connection with the special meeting of stockholders on             ,                  , 2003 at 10:00 a.m., local time, at our corporate offices at 7501B N. Capital of Texas Highway, Austin, Texas 78731. This proxy statement and the enclosed proxy card are first being mailed to our stockholders on or about                  , 2003.

Purpose of the Special Meeting and Recommendation of our Board of Directors

At the special meeting, we will ask our stockholders to consider and vote upon (1) a proposal to approve the sale of 950,000 shares of our common stock, par value $0.01 per share in a private placement with certain investors, a majority of whom are related parties, pursuant to a Stock Purchase Agreement dated October 17, 2003, (2) a proposal to approve an amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan to increase the number of shares available for issuance from 1,033,333 to 2,033,333 and (3) the transaction of such other business as may properly come before the special meeting or any adjournments thereof.

A special committee of our Board of Directors has approved the terms of the private placement and the Stock Purchase Agreement, and recommends that you vote “FOR” the approval of the second closing of the private placement.

The compensation committee of the Board of Directors has approved the amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan to increase the shares issuable from 1,033,333 to 2,033,333. The compensation committee recommends that you vote “FOR” the approval of the amendment of the Third Amended and Restated 1999 Stock Option and Restricted Stock Plan.

Record Date; Stock Entitled to Vote

Only holders of record of our common stock at the close of business on October 16, 2003, the record date, are entitled to notice of and to vote upon the proposals to be considered at the special meeting. As of the record date our total outstanding capital stock consisted of 5,307,526 shares of common stock. The 1,045,833 shares of our common stock purchased by the investors in the first closing of the private placement are not entitled to be voted at the special meeting.

Quorum; Vote Required

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are both counted as present for purposes of establishing a quorum. If a quorum is established, we will transact the business set forth in this proxy statement.

Approval of the second closing of the private placement and the proposal to increase the number of shares authorized for issuance under our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan are both subject to the approval of the affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the special meeting at which a quorum is present. Each share of our common stock is entitled to one vote on each matter brought before the special meeting.

Voting of Proxies

All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the second closing of the private placement and “FOR” the amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan. James E. Cahill and Michael J. Rapisand are each named as proxies in the enclosed proxy card, with full power of substitution, and have been designated by our Board of Directors to represent you and vote your shares at the special meeting.

Only shares affirmatively voted for approval of the second closing of the private placement and the amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan, including properly executed proxies that do not contain voting instructions, will be counted as votes in favor of these proposals. Abstentions will effectively count as votes against the approval of these proposals, while the failure to vote, either in person or by proxy, will have no effect on the voting outcome of these proposals. We believe that brokers who hold shares of our common stock in street name for their customers will not be permitted to use their discretion to vote such shares without receiving specific voting instructions from their customers. These broker non-votes will have no effect on the voting outcome of the proposal to approve the private placement or on the proposal to amend our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan.

The designated proxies may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. However, any proxies voted against the private placement or the amendment to our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan will be voted against adjourning the special meeting for the purpose of soliciting additional proxies for the approval of such proposal, as applicable.

Revocability of Proxies

Any stockholder of record who has given a proxy may revoke it by attending the special meeting and giving written notice to our Secretary of his or her intention to vote in person. In addition, any proxy may be revoked at any time prior to the special meeting by delivering to our Secretary a written statement revoking it or by delivering a duly executed proxy bearing a later date. Attendance at the special meeting by a stockholder who has executed and delivered a proxy to us will not in and of itself constitute a revocation of that proxy. Any revocation notices delivered to our Secretary should be sent to our principal executive offices, addressed as follows: James E. Cahill, Secretary, TippingPoint Technologies, Inc., 7501B N. Capital of Texas Highway, Austin, Texas 78731.

If you have instructed your broker to vote your shares, you must follow the directions provided by your broker regarding how to change those instructions.

Solicitation of Proxies

We are soliciting the accompanying proxy at the direction of the Board of Directors. As of the date of this proxy statement, none of our directors have informed us that they intend to oppose any action intended to be taken at the special meeting. We will bear the expense of preparing, printing and mailing this proxy statement and the accompanying materials to our stockholders. Our officers, employees or agents may solicit your proxy by mail, personal contact, telephone and facsimile. Our officers and employees will not receive additional compensation for these services, but we will compensate our agents for these services. We may request brokerage houses, nominees, custodians, fiduciaries and other similar parties to forward soliciting material to our stockholders, and we will reimburse any of these persons for their reasonable charges and expenses.

MATTERS TO BE BROUGHT BEFORE THE MEETING

Proposal 1—Approval of the sale of 950,000 shares of common stock in a private placement with certain investors, a majority of whom are related parties.

Summary of the Private Placement

On October 17, 2003, we entered into a Stock Purchase Agreement to issue and sell 1,995,833 shares of our common stock for gross proceeds of $23,950,000 in a private placement. The private placement is structured to close in two stages. At the first closing we issued and sold 1,045,833 shares of our common stock for gross proceeds of $12,550,000. These shares of common stock were issued and sold to investors who were not related to us, and represented approximately 19.7% of our outstanding shares of common stock as of October 17, 2003. Upon receiving stockholder approval at the special meeting and compliance with other terms and conditions of the Stock Purchase Agreement, the second stage of the private placement will close, and we will issue and sell an additional 950,000 shares of our common stock to certain additional investors, a majority of whom are related parties, for gross proceeds of $11,400,000. The related parties participating in the second closing are John F. McHale, our Chairman of the Board and Chief Executive Officer, Paul S. Zito, a director, The McKinney Family Trust, a holder of approximately 16% of the outstanding shares of our common stock, and Petoskey Stone FLP, an entity beneficially owned by our President, James A. Hamilton. Their beneficial ownership of our common stock before and after the first closing of the private placement and their anticipated beneficial ownership of our common stock after the second closing of the private placement are set forth in the table below in “Interests of Certain Persons” on page14.

The purchase price of our common stock under the Stock Purchase Agreement is $12.00 per share, which represents a 25% discount on our common stock price as of October 16, 2003, the date that the Stock Purchase Agreement was approved by a special committee of the Board of Directors, and the date immediately preceding the effective date of the Stock Purchase Agreement.

We are asking our stockholders to consider and vote on a proposal to approve the sale of the additional 950,000 shares of our common stock in the second closing of the private placement. A special committee of our Board of Directors has determined that the terms of the private placement and the Stock Purchase Agreement are fair to and in the best interests of our stockholders and us and recommends that you vote “FOR” the approval of the second closing of the private placement.

Why We Need Stockholder Approval

As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. Under Marketplace Rule 4350(i), we must obtain stockholder approval prior to the issuance of twenty percent (20%) or more of our common stock at a price that is less than its current market value. As we are proposing to issue and sell an aggregate of 1,995,833 shares of our common stock, which shares represent approximately thirty-eight percent (38%) of our outstanding common stock as of the date of the Stock Purchase Agreement, at a purchase price that is less than its market value, we are required under Marketplace Rule 4350(i) to obtain stockholder approval prior to consummating the second stage of the private placement.

John F. McHale, our Chairman of the Board and Chief Executive Officer, Paul S. Zito, a director, and The McKinney Family Trust, a current stockholder, are all parties to the Stock Purchase Agreement and, together with an affiliate of The McKinney Family Trust collectively own approximately 54.0% of our outstanding common stock as of the record date. It is anticipated that these parties will vote in favor of the approval of the second closing of the private placement, and therefore, we expect to obtain the stockholder approval required under Nasdaq Marketplace Rule 4350(i). The 1,045,833 shares of our common stock purchased by the investors in the first closing of the private placement are not entitled to vote at the special meeting. Mr. McHale’s, Mr. Zito’s and The McKinney Family Trust’s beneficial ownership of our common stock before and after the first closing of the private placement and their anticipated ownership of our common stock after the second closing of the private placement are set forth in the table below in “Interests of Certain Persons” on page14.

Purpose of the Private Placement and Use of the Proceeds

Our management and Board of Directors recognized the need to raise additional funding to support our growth objectives and to strengthen our balance sheet position. Management and the Board of Directors initially considered supplementing our existing bank loan, but determined that the cost of such funds was too high, and that such borrowings might not be available at the level management thought necessary to support our long-term objectives. Accordingly, in September 2003 we engaged America’s Growth Capital LLC to advise us on potential equity financing opportunities. America’s Growth Capital LLC contacted various potential investors at our request, including strategic and financial investors. After numerous meetings with various potential investors, management reported to the Board of Directors that there were several potential investors who had preliminarily discussed making a private investment through various structures, including placements of convertible preferred stock, common stock combined with warrants and common stock without warrants. Our Board of Directors concluded that a private placement of common stock without warrants to a limited number of accredited investors at a reasonable discount to the current trading price of our common stock represented the least potential dilution to our current stockholders and would be in their best interests. Mr. McHale expressed an interest in participating in such a financing, and America’s Growth Capital LLC reported that the potential investors viewed management involvement in the private placement favorably. Accordingly, when it was determined that Mr. McHale would likely participate in the financing transaction, a special committee of our Board of Directors consisting of directors not participating in the financing transaction was formed to negotiate with the outside investors concerning the terms and conditions of the proposed investment. Following the special committee’s consideration of a number of factors, including, among others, the superior price and terms of the proposed private placement of common stock compared to other proposals from potential investors, the absence of superior financing alternatives, our current cash reserves, our expectations to incur operating losses at least through our current fiscal year ending January 31, 2004 and our future capital needs for our research and development programs and the expansion of our global sales and marketing strategies, the special committee approved the terms and conditions of the private placement of common stock. The special committee believes the private placement is our best option to obtain additional financing and recommends that the stockholders approve the private placement.

The proceeds of both the first closing and, if approved by the stockholders, the second closing of the private placement will be used to provide additional working capital for our research and development programs, the expansion of our global sales and marketing strategies and other general corporate purposes.

The First Closing

In the first stage of the private placement, we issued and sold 1,045,833 shares of our common stock for $12.00 per share, resulting in gross proceeds of $12,550,000.

The Second Closing

Upon receiving stockholder approval at the special meeting and compliance with other terms and conditions of the Stock Purchase Agreement, the second closing of the private placement will occur and we will issue and sell an additional 950,000 shares of our common stock for $12.00 per share, resulting in gross proceeds of $11,400,000. We expect the second closing of the private placement to occur as soon as practicable following stockholder approval at the special meeting.

Summary of the Terms of the Stock Purchase Agreement

A summary of the terms of the Stock Purchase Agreement is provided below, but is qualified in its entirety by reference to the full text of the Stock Purchase Agreement attached as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on October 21, 2003 (File No. 001-15715). For a more complete understanding of the Stock Purchase Agreement, we urge you to read the agreement in its entirety.

General. Pursuant to the Stock Purchase Agreement, we agreed to sell an aggregate of 1,995,833 shares of our common stock to investors in a private placement for gross proceeds of $23,950,000. The private placement will close in two stages, with the second closing contingent upon receiving stockholder approval of the private placement at the special meeting. The purchase price of our common stock under the Stock Purchase Agreement is $12.00 per share, which represents a 25% discount on our common stock as of October 16, 2003, the date that the Stock Purchase Agreement was approved by a special committee of the Board of Directors, and the date immediately preceding the effective date of the Stock Purchase Agreement.

Our Representations and Warranties. In the Stock Purchase Agreement, we made customary representations and warranties to each of the investors concerning, among other things:

•	our corporate organization and other corporate matters;

•	the authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorization of governmental authorities and other persons relating to, the Stock Purchase Agreement and the Registration Rights Agreement that we entered into in connection with the private placement;

•	the valid issuance and sale of our common stock;

•	our capitalization, including the terms and rights of our common stock;

•	the absence of defaults following the issuance and sale of our common stock or the execution and delivery of the Stock Purchase Agreement and the Registration Rights Agreement;

•	compliance with applicable laws, permits, licenses and material contracts;

•	the absence of liens and encumbrances;

•	the absence of general solicitation or advertising in selling our common stock;

•	the accuracy in all material respects of our filings under the Securities Exchange Act of 1934, including our financial statements included therein;

•	the absence of certain material changes or events;

•	the absence of governmental approvals of the private placement, except for the stockholder approval required under Nasdaq Marketplace Rule 4350(i);

•	the ownership or license to use our intellectual property, and the absence of infringement claims;

•	our contracts;

•	our compliance with the listing requirements of the Nasdaq National Market;

•	our filing of tax returns and payment of taxes, and compliance with other tax laws;

•	the absence of pending or threatened litigation which is not disclosed in periodic reports;

•	the accuracy of disclosures made to the investors in the private placement;

•	the absence of manipulation of our common stock;

•	our insurance policies;

•	the absence of affiliated transactions except as publicly disclosed in our filings under the Securities Exchange Act of 1934;

•	our system of internal accounting controls;

•	the absence of undisclosed brokerage, finder’s or other fees in connection with the private placement; and

•	our obligation to provide registration rights to the investors in the private placement.

Investors Representations and Warranties. In the Stock Purchase Agreement, each investor made customary representations and warranties to us concerning, among other things:

•	the authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorization of governmental authorities and other persons relating to, the Stock Purchase Agreement and the Registration Rights Agreement;

•	the investors understanding that the shares of our common stock that were issued and sold or proposed to be sold in the private placement were not registered under the Securities Act of 1933;

•	the investors purchasing our common stock for their own account and not with a view to the distribution thereof within the meaning of the Securities Act of 1933;

•	the investors understanding that the shares of our common stock that were issued and sold or proposed to be sold in the private placement are restricted securities within the meaning of Rule 144 of the Securities Act of 1933;

•	the investors “accredited” status within the meaning of Rule 501(a) of the Securities Act of 1933;

•	the investors understanding that no governmental authority approved the issuance and sale of our shares of common stock;

•	the investors understanding that we did not provide any legal, tax or investment advice in connection with their purchase of our shares of common stock;

•	the investors not taking a short-sale position in our common stock;

•	the investors acknowledging that they had an opportunity to ask questions and receive answers regarding the private placement; and

•	the investors agreeing to cooperate with our efforts to obtain the stockholder approval required under Nasdaq Marketplace Rule 4350(i).

Registration Rights Agreement. As required under the Stock Purchase Agreement, we have entered into a Registration Rights Agreement with the investors pursuant to which we agreed to file with the Securities and Exchange Commission a shelf registration statement within seventy (70) days following the first closing of the private placement, and further agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission as soon as reasonably practicable thereafter and in no event later than one hundred thirty-five (135) days after the first closing of the private placement. Under the Registration Rights Agreement we have agreed to use our reasonable best efforts to keep the shelf registration statement effective until all of the shares of common stock that were purchased in the private placement are sold pursuant to the shelf registration statement or until they may be sold under Rule 144 under the Securities Act of 1933. We are filing the shelf registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the common stock that were sold in the first closing, and that are proposed to be sold in the second closing, of the private placement. Under the Registration Rights Agreement, we further agreed to grant the investors certain piggy-back registration rights related to offerings by us, and the investors and we are both entitled to indemnification for certain violations by the other party.

If the shelf registration statement is not effective within one hundred thirty-five (135) days after the first closing of the private placement, we are obligated to pay each investor, excluding John F. McHale, Paul S. Zito, Petoskey Stone, FLP and The McKinney Family Trust, who are our affiliates, for no additional consideration, as liquidated damages and not as a penalty, an amount in cash equal to 0.75% of the amount invested by each such investor. For every additional thirty (30) days that a shelf registration statement is not effective, we will issue to each such non-affiliated investor, for no additional consideration, as liquidated damages and not as a penalty, an additional amount in cash equal to 0.75% of the amount invested by each such investor. Under no circumstances are John F. McHale, Paul S. Zito, Petoskey Stone, FLP and The McKinney Family Trust entitled to any liquidated damages for our failure to timely effect the shelf registration statement.

Closing Conditions. Each party’s obligation to consummate the second closing of the private placement is subject to the satisfaction or waiver of the following conditions:

•	the accuracy of the representations and warranties of the other party as of the date of the second closing of the private placement;

•	the other party’s performance of its obligations under the Stock Purchase Agreement that are required to be performed at or prior to the date of the second closing of the private placement;

•	the investors’ receipt of a standard legal opinion from our counsel; and

•	our stockholders approving the private placement as required under Nasdaq Marketplace Rule 4350(i).

Impact of the Second Closing of the Private Placement on Existing Stockholders

If the second closing of the private placement is approved, our existing stockholders will hold a smaller share of our outstanding common stock and will have less influence on our affairs.

Interests of Certain Persons

John F. McHale, Chairman of the Board and Chief Executive Officer, Paul S. Zito, a director, Petoskey Stone, FLP, an entity owned by our President, James A. Hamilton, and The McKinney Family Trust, a holder of approximately 16% of the outstanding shares of our common stock are participating in the second closing of the private placement. Upon receipt of stockholder approval of the second closing of the private placement and upon compliance with the other terms and conditions of the Stock Purchase Agreement, Mr. McHale, Mr. Zito, Petoskey Stone, FLP and The McKinney Family Trust will be obligated to purchase 416,667, 41,667, 8,333 and 408,333 shares of our common stock, respectively, in the second closing of the private placement for $5,000,000, $500,000, $100,000 and $4,900,000, respectively.

The following table sets forth Mr. McHale’s, Mr. Zito’s, The McKinney Family Trust’s and Petoskey Stone, FLP’s beneficial ownership of our common stock before and after the first closing of the private placement and their anticipated beneficial ownership of our common stock if the second closing of the private placement is approved by our stockholders.

Name of Beneficial Owner	Number of Shares as of October 16, 2003		Percent of Class (1)	Number of Shares after the First Closing		Percent of Class (1)	Number of Shares after the Second Closing		Percent of Class (1)
John F. McHale	1,480,484	(2)	27.9%	1,480,484	(2)	23.3%	1,897,151	(2)	26.0%

Paul S. Zito	163,652	(3)	3.1%	163,652	(3)	2.7%	205,319	(3)	2.8%

The McKinney Family Trust	848,703	(4)	16.0%	848,703	(4)	13.4%	1,257,036	(4)	17.2%

Petoskey Stone, FLP	150,000	(5)	2.7%	150,000	(5)	2.3%	158,333	(5)	2.1%

(1)	For a summary of how we calculate beneficial ownership, see Footnote 2 of “Security Ownership of Certain Beneficial Owners and Management” on page 28. For the first closing and the second closing, an additional 1,045,833 and 950,000 shares of common stock, respectively, were added to the number of shares outstanding for purposes of determining beneficial ownership in these columns.
(2)	Includes 66,667 shares held in McHale – Mattesson Foundation and 50,097 shares held in trust for the benefit of Mr. McHale’s family members. More detailed information relating to Mr. McHale’s beneficial ownership of our securities may be found in his Schedule 13D filed with the Securities Exchange Commission on December 22, 2000 and subsequent amendments thereto.

(3)	Includes 98,507 shares held for the benefit of Mr. Zito by Z Start I, L.P., 400 shares of restricted stock that may be forfeited upon the occurrence of certain events and 15,334 shares that Mr. Zito may acquire upon the exercise of options exercisable within the next 60 days of the indicated period.
(4)	Excludes 324,868 shares held directly by Watershed Capital I, L.P. with respect to which The McKinney Family Trust disclaims beneficial ownership (Donald K. McKinney, a trustee of the trust is a manager of the general partner of the general partner of Watershed Capital I, L.P.). More detailed information relating to The McKinney Family Trust’s beneficial ownership of our securities may be found in its Schedule 13G filed with the Securities Exchange Commission on February 13, 2003.
(5)	Includes 150,000 shares of restricted stock owned by James A. Hamilton, our President, that may be forfeited upon the occurrence of certain events. Mr. Hamilton is the beneficial owner of the shares held by Petoskey Stone, FLP.

Dissenter’s Rights of Appraisal

Under Delaware law, our stockholders are not entitled to dissenter’s rights with respect to the private placement.

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SECOND CLOSING OF THE PRIVATE PLACEMENT.

Proposal 2 – Approval of an amendment to our Third Amended and Restated 1999 Stock

Option and Restricted Stock Plan to increase the number of shares available for issuance from 1,033,333 to 2,033,333.

General

The 1999 Stock Option and Restricted Stock Plan (the “Plan”) became effective upon approval by our Board of Directors on January 18, 1999, and was amended on February 10, 2000, on March 15, 2000 and again on August 9, 2001, to increase the number of shares issuable under the Plan. Our stockholders approved the Plan on January 18, 1999, and approved the subsequent increases in the available shares under the Plan. We effected a reverse stock split of our common stock on August 20, 2001, at a ratio of one-for-fifteen. As a result of the reverse stock split, and after the increases in the available shares under the Plan, the maximum number of shares of our common stock authorized for issuance under the Plan was 1,033,333 shares.

Through October 16, 2003, we had granted stock options and restricted stock awards for 925,531 and 105,794 shares of common stock, respectively, under the Plan and as of October 16, 2003, there remained 2,008 shares of common stock available for awards under the Plan. As of October 16, 2003, the aggregate market value of our common stock subject to outstanding stock options and restricted stock awards granted under the Plan was $13,986,000 and $1,221,000, respectively.

The compensation committee of our Board of Directors is seeking approval of the amendment to the Plan to increase the number of shares of common stock reserved for issuance from 1,033,333 to 2,033,333. The compensation committee has determined that the current number of shares of common stock available for issuance under the Plan is insufficient to provide the appropriate performance incentives to attract and retain employees, and therefore, recommends the approval of the amendment to the Plan.

Summary of the Material Provisions of the Plan

A summary of the principal features of the Plan, as proposed to be amended, is provided below, but is qualified in its entirety by reference to the full text of the Fourth Amended and Restated 1999 Stock Option and Restricted Stock Plan, set forth as Annex A to this proxy statement.

Types of Awards. The Plan provides for grants of incentive stock options, non-qualified stock options and restricted stock. As of October 16, 2003, all of the outstanding stock options under the Plan were non-qualified stock options. We have not granted any incentive stock options under the Plan.

Shares Reserved. We have reserved 2,033,333 shares of common stock for issuance under the Plan, of which 1,000,000 shares are subject to approval by our stockholders. The shares of common stock to be issued upon the exercise of stock options or upon the grant of restricted stock may be authorized but unissued, shares issued and reacquired by us or shares bought on the open market for the purposes of the Plan. In the event stock options awarded under the Plan terminate or expire or are canceled or surrendered without having been exercised in full, or restricted stock granted under the Plan fails to vest and is forfeited in whole or part, the shares subject to such awards are returned to the pool of shares reserved for issuance under the Plan. On the first trading day of each fiscal year, the number of shares reserved for issuance under the Plan is automatically increased so that the total number of shares that may be issued under the Plan equals 15% of the outstanding shares as of the final day of the prior fiscal year.

In the event the number of our outstanding shares of common stock is changed by reason of stock dividend, stock split, recapitalization or combination of shares, the number of shares of common stock reserved for issuance under the Plan, as well as any outstanding stock options or restricted stock awards, will be proportionately adjusted.

Administration. Our compensation committee administers the Plan. The compensation committee has the authority to construe, interpret and amend the Plan as well as to determine:

•	grant recipients;

•	grant dates;

•	number of shares subject to awards;

•	exercisability of awards;

•	exercise price, subject to the limits regarding incentive stock options described below; and

•	other terms of awards.

Plan Amendments. The Plan and any stock options or restricted stock awards granted under the Plan may be amended or discontinued by the compensation committee without stockholder approval, unless such amendment relates to increasing the number of shares authorized for issuance under the Plan, materially amends the eligibility requirements of the Plan, materially increases the benefits accruing to Plan participants, or is otherwise such an amendment that requires stockholder approval under securities law or Nasdaq Marketplace Rules.

Eligibility. Generally, incentive stock options may be granted to officers or key employees and non-qualified stock options and restricted stock awards may be granted to officers, key employees, directors or consultants. As of October 16, 2003, there were approximately 92 participants in the Plan.

The compensation committee may not grant incentive stock options to any participant who, at the time of the grant, beneficially owns more than 10% of our total combined voting power, unless the exercise price is at least 110% of the fair market value of our common stock on the grant date and the stock option term is five years or less. Additionally, in order for a stock option to qualify as an incentive stock option, it must meet certain tax requirements. Under current law, these requirements include limits on the value of incentive stock options that may become exercisable for the first time by a participant during any calendar year. Employees may not receive incentive stock options that exceed the $100,000 per year limitation set forth in Section 422(d) of the Internal Revenue Code. To calculate the $100,000 per year limitation, we determine the aggregate number of shares under all incentive stock options granted to the employee that will become exercisable for the first time during a calendar year. For this purpose, we include incentive stock options granted under the Plan as well as under any other stock plans that our affiliates or we maintain. We then determine the aggregate fair market value of such stock as of the grant date of the stock option. Taking the stock options into account in the order in which they were granted, we treat only the stock options covering the first $100,000 worth of stock as incentive stock options. We treat any stock options covering stock in excess of $100,000 as non-qualified stock options.

Stock Option Awards. The compensation committee determines the exercise price and term of stock options granted under Plan, provided that incentive stock options must have an exercise price equal to 100% or more of the fair market value of our common stock on the grant date and all stock options must have a term of not more than 10 years. Stock options granted to participants who beneficially own more than 10% of our total combined voting power must have an option term of 5 years or less. Stock options may be exercised from time to time upon payment of the exercise price in cash, by check or by delivery of shares of our common stock (or any combination of these forms of payment). The compensation committee determines all other terms of stock option awards and may accelerate the exercisability of any stock option granted under the Plan as it deems appropriate. Generally, unexercised vested stock options expire 30 days after an option holder’s employment is terminated, unless such termination is due to death or disability, in which case such unexercised vested stock options expire 12 months from the date of such death or disability. All unvested stock options expire upon an option holder’s employment with us terminating, including by death or disability.

Stock options granted under the Plan are not transferable or assignable, voluntarily or by operation of law, other than by will or the laws of descent and distribution. Additionally, stock options may not be pledged or hypothecated in any way.

Restricted Stock Awards. Restricted stock may be granted either alone or in addition to other awards granted under the Plan. The compensation committee determines the recipients of restricted stock awards, the number of shares awarded, the exercise price, if any, of such shares, the terms of forfeiture and transferability and all other conditions of restricted stock awards.

Non-employee Director Stock Options. The Plan provides that each non-employee director automatically receives stock options to purchase 6,667 shares of our common stock on the first day of each calendar year on which the Nasdaq National Market is open for trading. These nonqualified stock options are exercisable in full upon the grant date, have a term of 10 years and an exercise price equal to the fair market value of our common stock on the grant date. Non-employee directors are also eligible to receive additional stock options, in such amounts and on such terms, as determined in the discretion of the Board of Directors.

Certain U.S. Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable final Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). EACH PARTICIPATING EMPLOYEE IS ENCOURAGED TO SEEK THE ADVICE OF QUALIFIED TAX ADVISORS REGARDING THE TAX CONSEQUENCES FOR PARTICIPATION IN THE PLAN.

Incentive Stock Options. To receive incentive stock option treatment, the stock option must be exercised while the employee remains employed by us or not more than three months after his or her termination of employment (or not more than one year in the case of a disabled employee). In the case of a deceased employee, the incentive stock option may be exercised by the deceased employee’s legal representative or heir provided the stock option was an incentive stock option in the hands of the deceased employee and the deceased employee was employed by us at any point during the three months prior to his or her death. However, the Plan limits the right of the legal representative of any deceased employee to exercise a stock option to one year following death. Neither the grant nor the exercise of an incentive stock option will result in taxable income to the employee. The tax treatment of the subsequent sale of shares of common stock acquired upon exercise of an incentive stock option depends on whether the holding period requirement is satisfied. The holding period is met if the disposition of stock by the employee occurs (i) at least two years after the grant date of the stock option, or (ii) at least one year after the date the shares were transferred to the employee. If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of common stock acquired upon the exercise of the incentive stock option over the price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the common stock acquired upon the exercise of the incentive stock option before the holding period requirement is met (a “disqualifying disposition”), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and we will be entitled to a corresponding compensation deduction. The balance of the gain, if any, will be a capital gain for the employee. Any capital gain recognized by the employee will be a long-term capital gain if the employee’s holding period for the shares of common stock at the time of disposition is more than one year.

Although the exercise of an incentive stock option will not result in taxable income to the employee, the excess of the fair market value of the common stock on the date of exercise over the exercise price will be included as an adjustment in figuring the employee’s “alternative minimum taxable income” under the Internal Revenue Code. This inclusion might subject the employee to, or increase his or her liability for, the alternative minimum tax under Section 55 of the Internal Revenue Code.

Non-Qualified Stock Options. There will be no federal income tax consequences to us or to the grantee upon the grant of non-qualified stock options under the Plan. However, upon the exercise of a non-qualified stock option under the Plan, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If the shares of common stock so acquired are later sold or exchanged, the difference between the amount realized from such sale or exchange and the fair market value of such stock on the date of exercise of the stock option is generally taxable as long-term or short-term capital gain or loss depending upon the length of time the common stock has been held after such date.

Exercise with Shares. A grantee who pays the exercise price upon exercise of an incentive stock option or non-qualified stock option, in whole or in part, by delivering shares of common stock already owned by him or her will realize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. Shares of common stock acquired upon exercise that are equal in number to the shares surrendered will have a tax basis equal to the tax basis of the shares surrendered, and (except as noted below with respect to disqualifying dispositions) the holding period of such shares will include the holding period of shares surrendered. In the case of a non-qualified stock option, the basis of additional shares received upon exercise of the non-qualified stock option will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the stock option is exercised. In the case of an incentive stock option, the tax basis of the additional shares received will be zero, and the holding period of such shares will commence on the date of the exchange. If any of the shares received upon exercise of the incentive stock option are disposed of within two years of the date of the grant of the incentive stock option or within one year after exercise, the shares with the lowest basis (i.e., zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as previously discussed above.

Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock, if any. However, a participant may elect, under Section 83(b) of the Internal Revenue Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the grant date equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. If an 83(b) election is made and the shares are forfeited, the participant will only be entitled to a deduction for tax purposes in an amount equal to the consideration, if any, paid for the restricted stock. The holding period to determine whether the participant has long-term or short-term capital gain or loss upon disposition of the shares generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. If the participant makes an election under Section 83(b), however, the holding period will commence on the grant date, the tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions), and we generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year with respect to which the election is effective that such income is taxable.

Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by us. If the participant makes a Section 83(b) election, however, the dividends will be taxable as ordinary income to the participant but will not be deductible by us.

The Plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE PLAN.

Equity Compensation Plan Information

The following table provides information, as of January 31, 2003, with respect to our shares of common stock that may be issued under our existing equity compensation plans, the TippingPoint Technologies, Inc. Third Amended and Restated 1999 Stock Option and Restricted Stock Plan and the TippingPoint Technologies, Inc. Amended and Restated 2000 Employee Stock Purchase Plan, both of which were approved by our stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Stock Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity-Compensation Plans Approved by Security Holders	764,620	(1)	$11.52	239,425	(2)

Equity-Compensation Plans Not Approved by Security Holders	N/A		N/A	N/A

Total	764,620	(1)	$11.52	239,425	(2)

(1)	Does not include 29,716 shares of restricted stock outstanding under the 1999 Stock Option and Restricted Stock Plan as of January 31, 2003, which shares may be forfeited upon the occurrence of certain events.
(2)	Includes 186,489 shares available for issuance upon exercise of options not yet granted under the 1999 Stock Option and Restricted Stock Plan and 52,936 shares reserved for issuance under the 2000 Employee Stock Purchase Plan, each as of January 31, 2003. On the first trading day of each fiscal year, the number of shares reserved for issuance under the 1999 Stock Option and Restricted Stock Plan is increased so that the total number of shares that may be issued under the plan equals 15% of the outstanding shares as of the final day of the prior fiscal year.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the compensation paid to our Chief Executive Officer and our four next most highly compensated executive officers (based on total annual salary and bonus for the 2003 fiscal year) for the past three fiscal years. Because of our change in fiscal year end from December 31 to January 31, beginning with the fiscal year ending January 31, 2003, fiscal year 2003 includes compensation paid during the 13 months ended January 31, 2003 and fiscal years 2001 and 2000 includes compensation paid during the twelve months ended December 31, 2001 and December 31, 2000, respectively.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($) (1)		Securities Underlying Options (#)		All Other Compensation ($)
John F. McHale Chief Executive Officer (2)	2003 2001 2000	145,193 109,616 —	— — —		— — —		— — —		— — —

James E. Cahill Vice President, Home-land Security Solutions and Secretary (3)	2003 2001	214,693 175,000	95,797 74,738		— 23,866	(4)	10,000 30,480	(5)	— 7,160	(6)

Craig S. Cantrell Vice President of Development	2003 2001	185,029 169,769	38,391 44,631		— 13,940	(7)	1,000 31,900	(8)	— 4,182	(9)

Marc Willebeek-LeMair Chief Technology Officer	2003 2001	183,702 170,525	44,050 46,925		— 20,630	(10)	1,000 48,284	(11)	— 6,189	(12)

Kent A. Savage Chief Marketing and Sales Officer (13)	2003 2001 2000	206,175 122,250 227,742	47,514 291,278 17,916	(14) (15)	— — —		— — 20,000		— 73,500 —	(16)

(1)	As of January 31, 2003, Messrs. McHale and Savage did not hold any shares of our restricted common stock. As of January 31, 2003, Messrs. Cahill, Cantrell and Willebeek-LeMair held 3,568, 2,084 and 3,084 shares of our restricted common stock, respectively, the value of which was $36,215, $21,153 and $31,303, respectively. We do not anticipate paying dividends on any of the restricted common stock reported in this column.
(2)	Mr. McHale became our Chief Executive Officer in May 2000, but did not begin to receive compensation for such services until April 1, 2001.
(3)	Mr. Cahill acted as our Vice President and General Counsel from November 1999 to February 2003, and as our acting Chief Financial Officer from December 2001 to December 2002.
(4)	This amount includes (i) $19,693 in restricted common stock received from exchanging options to purchase 2,854 shares of common stock for 2,854 shares of restricted common stock on September 17, 2001, and (ii) $4,173 in restricted common stock received from exchanging options to purchase 3,567 shares of common stock for 714 shares of restricted common stock on May 3, 2001.

(5)	Excludes options to purchase 2,854 shares of common stock that were exchanged for 2,854 shares of restricted common stock on September 17, 2001.
(6)	Received by Mr. Cahill as a restricted stock tax deferment payment.
(7)	This amount includes (i) $11,502 in restricted common stock received from exchanging options to purchase 1,667 shares of common stock for 1,667 shares of restricted common stock on September 17, 2001, and (ii) $2,438 in restricted common stock received from exchanging options to purchase 2,084 shares of common stock for 417 shares of restricted common stock on May 3, 2001.
(8)	Excludes options to purchase 1,667 shares of common stock that were exchanged for 1,667 shares of restricted common stock on September 17, 2001.
(9)	Received by Mr. Cantrell as a restricted stock tax deferment payment.
(10)	This amount includes (i) $17,022 in restricted common stock received from exchanging options to purchase 2,467 shares of common stock for 2,467 shares of restricted common stock on September 17, 2001, and (ii) $3,608 in restricted common stock received from exchanging options to purchase 3,084 shares of common stock for 617 shares of restricted common stock on May 3, 2001.
(11)	Excludes 2,467 options that were exchanged for 2,467 shares of restricted stock on September 17, 2001.
(12)	Received by Dr. Willebeek-LeMair as a restricted stock tax deferment payment.
(13)	Mr. Savage served as our Chief Executive Officer from our inception until May 2000, as President from our inception until November 2000, and as Vice President of Sales and Marketing of the Office of President from November 2000 to March 2001. In March 2001, Mr. Savage resigned his positions with us and began providing us various consulting services as an independent contractor. In August 2001, Mr. Savage rejoined us as Chief Marketing and Sales Officer. In February 2003, Mr. Savage again resigned his positions with us, whereupon all of his options were terminated.
(14)	Mr. Savage’s 2003 bonus is composed of $19,800 in sales commissions and a $27,714 bonus.
(15)	Mr. Savage’s 2001 bonus is composed of $275,087 in sales commissions and a $16,191 bonus.
(16)	Reflects consulting fees received by Mr. Savage for services rendered to us from April 2001 through July 2001.

Stock Option Grants During Fiscal Year 2003

The following table sets forth certain information concerning stock options to purchase our common stock, which were granted in the 13 months ended January 31, 2003 to the individuals named in the Summary Compensation Table. We did not grant any SARs during the 13 months ended January 31, 2003.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options		% of Total Options Granted to Employees in 2003	Exercise or Base Price ($)	Expiration Date
						5% ($)	10% ($)
John F. McHale	—		—	—	—	—	—

James E. Cahill	10,000	(2)	2.1	10.10	8/29/2012	63,529	160,994

Craig S. Cantrell	1,000	(3)	0.2	6.90	2/07/2012	4,340	10,999

Marc Willebeek-LeMair	1,000	(3)	0.2	6.90	2/07/2012	4,340	10,999

Kent A. Savage	—		—	—	—	—	—

(1)	The amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of our stock price.
(2)	Vests over 4 year period – 25% per year beginning July 29, 2003.
(3)	Vests over 4 year period – 25% per year beginning February 7, 2003.

Year End Option Values

The following table sets forth certain information concerning unexercised stock options held at January 31, 2003 by the individuals named in the above Summary Compensation Table. No stock options have been exercised by the individuals named in the Summary Compensation Table. We did not have any SARs outstanding as of January 31, 2003.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John F. McHale	—	—	—	—

James E. Cahill	16,160	32,320	55,499	111,498

Craig S. Cantrell	20,681	27,703	45,782	108,610

Marc Willebeek-LeMair	27,122	43,162	129,253	191,049

Kent A. Savage (1)	—	—	—	—

(1)	Mr. Savage resigned his positions with us in February 2003, whereupon all of his stock options terminated.

Employment Agreements

Under an employment agreement dated March 1, 2001, we agreed to employ James E. Cahill at a base salary of not less than $175,000. Mr. Cahill is also eligible for an annual discretionary bonus of not less than $87,500 in the first year of his employment agreement and not less than $52,500 thereafter. This employment agreement is terminable by either Mr. Cahill or us for any reason upon 30 days notice. However, if Mr. Cahill’s employment is terminated by us for any reason, other than for the failure to perform his duties or misconduct, Mr. Cahill is entitled to a lump sum payment equal to one-half of his then current base salary and bonus. Additionally, Mr. Cahill has agreed to return all confidential information to us upon his termination, and not compete with us or solicit our customers or employees for six months after the termination of his employment, with limited exceptions.

Compensation of Directors

Directors who are not employees or otherwise affiliates of ours are awarded 6,667 options to purchase our common stock at its fair market value on the first trading day of the calendar year in which they serve, or upon their initial election to the Board of Directors, and are reimbursed for certain out-of-pocket expenses incurred in connection with their duties as members of the Board of Directors. Directors who are employees or are otherwise affiliates of ours are not compensated for their services as directors or committee members. In fiscal 2003,

Messrs. Corboy, Dove, McClanahan, Meredith and Zito each received compensation in the form of options to purchase 6,667 shares of our common stock. For the 13 months ended January 31, 2003, Messrs. Corboy, Dove, McClanahan, Meredith and Zito each received compensation in the form of options to purchase 13,334 shares of our common stock. Beginning with the fiscal year 2004, directors who are not employees or otherwise affiliates of ours will be paid $3,000 in cash each quarter as compensation for serving on the Board of Directors. Members of the Audit Committee will receive an additional $1,500 each quarter. As of October 9, 2003, Mr. Meredith resigned as a director.

Report of the Compensation Committee on Executive Compensation

The compensation committee of the Board of Directors is responsible for determining the annual salary and the performance base compensation, including bonuses and stock option awards, of our directors, officers and other senior executives.

Our compensation policies are designed to attract and retain superior talent, to reward achievement of our financial and operating objectives, and to instill a long-term commitment to us through a sense of company ownership, all in a manner consistent with stockholder interests. Our compensation policies reflect the competition for executive talent and the unique challenges and opportunities that we face. In the 2003 fiscal year, executive compensation was comprised of the following elements:

Base Salary. Executive base salaries were determined after review of publicly available information concerning base salaries of executives in companies of comparable size and engaged in similar technology industries and each executive officer’s performance and contribution to our performance.

Performance Based Compensation. Under our bonus program, each of our executive officers is eligible for a quarterly cash bonus upon the achievement of defined goals relating to our financial and operational performance and the personal goals of each executive officer. Each year, the compensation committee evaluates the bonus program and new performance targets are established, reflecting our business plan and financial goals. During 2003, we paid approximately $160,000 in bonuses to the named executive officers under this program.

Stock Option and Restricted Stock Plan. Our Third Amended and Restated 1999 Stock Option and Restricted Stock Plan forms the basis of our long-term incentive plan for executives. The compensation committee believes that a portion of executive compensation should be dependent on value created for the stockholders. In fiscal year 2003, stock options were granted at fair market value on the grant date and generally become exercisable in installments over four years from the grant date. In selecting recipients for option grants and in determining the size of such grants, the compensation committee considered various factors including the overall performance of the recipient and us.

Our executive officers also receive benefits generally available to our employees (such as health insurance).

Section 162(m) of the Internal Revenue Code provides that executive compensation in excess of $1 million is not deductible unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation levels, the compensation committee considers the anticipated tax treatment to us and to the executives of various payments and benefits. It is our policy to limit executive compensation to that amount which is deductible under the applicable provisions of the Internal Revenue Code, including Section 162(m). However, we may determine from time to time to pay compensation to our executive officers that may not be deductible.

In recommending compensation levels, the compensation committee subjectively takes into account (i) compensation paid by other comparable companies, (ii) the attainment of individual and business objectives, (iii) the executive officer’s level of responsibility, (iv) the contributions we expect the executive to make in support of our strategic objectives and (v) our financial performance as compared to comparable companies in similar technology industries. The compensation committee believes the compensation levels of our executive officers are reasonable and appropriate in light of our performance and the unique challenges and opportunities we face, and believes that our compensation programs well serve the interests of our stockholders.

2003 Compensation of the Chief Executive Officer. Since May 2000 the position of Chief Executive Officer has been held by John F. McHale. Effective April 1, 2001, Mr. McHale first began accepting compensation for his services as Chief Executive Officer, with a base salary of $150,000 per year. Effective February 1, 2002, Mr. McHale voluntarily reduced his compensation to $25,000 per year. Except for his base salary, Mr. McHale did not receive any other compensation in the 13 months ended January 31, 2003, and he has not been granted any stock options. The compensation committee believes that this compensation level for Mr. McHale is significantly below the level that would reflect his position, importance, duties and responsibilities. However, the compensation committee believes that Mr. McHale’s significant stock ownership provides adequate incentives to him.

COMPENSATION COMMITTEE

Michael R. Corboy    Paul S. Zito

Compensation Committee Interlocks and Insider Participation

During the 2003 fiscal year, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our compensation committee. Except for Mr. Zito’s prior service as our Secretary, no other member of the compensation committee is currently or has been an officer or employee of ours.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table sets forth certain information, as of October 16, 2003, with respect to the beneficial ownership of our common stock by (i) each of our directors and named executive officers, (ii) each person who is known to us to own beneficially more than five percent (5%) of our common stock and (iii) all of our executive officers and directors as a group. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Class (2)
John F. McHale (3)	1,480,484	27.9%

Michael R. Corboy (4)	49,335	*

Grant A. Dove (5)	16,534	*

Richard D. Eyestone (6)	6,667	*

Kip McClanahan (7)	20,241	*

Paul S. Zito (8)	163,652	3.1%

James E. Cahill (9)	153,273	2.9%

Craig S. Cantrell (10)	90,454	1.7%

Marc Willebeek-LeMair (11)	97,914	1.8%

Kent A. Savage (12)	291,948	5.5%

The McKinney Family Trust (13)	848,703	16.0%

Watershed Capital I, L.P.	324,868	6.1%

All Executive Officers and Directors as a Group (11 persons) (14)	2,233,554	39.5%

*	Less than 1%.
(1)	The address of Kent A. Savage is 54 St. Stephens School Road, Austin, Texas 78746. The address of The McKinney Family Trust is P.O. Box 460150, Ft. Lauderdale, Florida 33346. The address of Watershed Capital I, L.P. is 7000 Bee Caves Road, Suite 250, Austin, Texas 78746. The address of each other beneficial owner is c/o TippingPoint Technologies, Inc., 7501B N. Capital of Texas Highway, Austin, Texas 78731.
(2)	We determined beneficial ownership based on the rules and regulations of the SEC. All shares of our common stock that can be issued under convertible securities, warrants or options within sixty days of October 16, 2003 are considered to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but are not considered to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage of our common stock is calculated by dividing the number of shares beneficially held by that owner by the sum of (1) 5,307,526 and (2) the number of shares of Common Stock that the owner has the right to acquire within sixty days of October 16, 2003.
(3)	Includes 1,363,720 shares held by Mr. McHale individually, 66,667 shares held in McHale – Mattesson Foundation and 50,097 shares held in trust for the benefit of Mr. McHale’s family members. More detailed information relating to Mr. McHale’s beneficial ownership of our securities may be found in his Schedule 13D filed with the Securities Exchange Commission on December 22, 2000 and subsequent amendments thereto.

(4)	Includes 19,334 shares that Mr. Corboy may acquire upon the exercise of options exercisable within the next 60 days.
(5)	Includes 13,334 shares that Mr. Dove may acquire upon the exercise of options exercisable within the next 60 days and 400 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(6)	Includes 6,667 shares that Mr. Eyestone may acquire upon the exercise of options exercisable within the next 60 days.
(7)	Includes 20,0001 shares that Mr. McClanahan may acquire upon the exercise of options exercisable within the next 60 days.
(8)	Includes 48,611 shares held by Mr. Zito individually, 98,507 shares held for the benefit of Mr. Zito by Z Start I, L.P., 400 shares of restricted stock that may be forfeited upon the occurrence of certain events and 15,334 shares that Mr. Zito may acquire upon the exercise of options exercisable within the next 60 days.
(9)	Includes 123,385 shares held by Mr. Cahill individually, 1,189 shares of restricted stock that may be forfeited upon the occurrence of certain events and 28,820 shares that Mr. Cahill may acquire upon the exercise of options exercisable within the next 60 days.
(10)	Includes 58,000 shares held by Mr. Cantrell individually, 973 shares of restricted stock that may be forfeited upon the occurrence of certain events and 33,870 shares that Mr. Cantrell may acquire upon the exercise of options exercisable within the next 60 days.
(11)	Includes 50,501 shares held by Dr. Willebeek-LeMair individually, 1,028 shares of restricted stock that may be forfeited upon the occurrence of certain events, 334 shares held by Dr. Willebeek-LeMair’s family members and 46,495 shares that Dr. Willebeek-LeMair may acquire upon the exercise of options exercisable within the next 60 days.
(12)	Includes 70,911 shares held by Mr. Savage individually, 6,000 shares held in trust for the benefit of Mr. Savage’s family members and 215,037 shares held by Savage Interests L.P. More detailed information relating to Mr. Savage’s beneficial ownership of our securities may be found in his Schedule 13D filed with the Securities Exchange Commission on December 22, 2000 and subsequent amendments thereto.
(13)	Excludes 324,868 shares held directly by Watershed Capital I, L.P. with respect to which The McKinney Family Trust disclaims beneficial ownership (Donald K. McKinney, a trustee of the trust is a manager of the general partner of the general partner of Watershed Capital I, L.P.). More detailed information relating to The McKinney Family Trust’s beneficial ownership of our securities may be found in its Schedule 13G filed with the Securities Exchange Commission on February 13, 2003.
(14)	Includes 188,855 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 153,990 shares of restricted stock that may be forfeited upon the occurrence of certain events.

Comparison of Stockholder Returns

The following chart compares the cumulative total return of our common stock during the period from March 17, 2000, the date of our initial public offering, to January 31, 2003 with the cumulative total return of the S&P 500 Index and a published Industry Peer Group Index consisting of 55 network and computing device companies published by Media General Financial Services (the “Peer Group Index”). The historical stock performance shown on the chart is not intended to, and may not, be indicative of our future stock performance.

The chart depicts the results of investing $100 in our common stock, the S&P 500 Index and the Peer Group Index at closing prices on March 17, 2000, with all dividends being reinvested, if any.

OTHER MATTERS

Deadlines for Submission of Stockholder Proposals

There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in our proxy statement and proxy card for the 2004 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before January 3, 2004. Such proposals must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Under our Certificate of Incorporation, stockholder proposals being submitted other than for inclusion in our proxy statement and proxy card for the 2004 Annual Meeting must be received by us at our principal executive offices no earlier than 120 days, nor more than 90 days, prior to the 2004 Annual Meeting. If we do not provide at least 70 days advance notice or public disclosure of the 2004 Annual Meeting date, then the deadline will be extended to the 10th day following the date upon which we provide notice or public disclosure of the 2004 Annual Meeting date. With respect to any untimely stockholder proposal presented at the 2004 Annual Meeting, we will have the right to exercise our discretionary voting authority without including information regarding such proposal in our proxy materials. Any stockholder proposal being submitted must be in full compliance with applicable laws and our Certificate of Incorporation and Bylaws.

Other Business Presented at the Special Meeting

As of the date of this proxy statement, our Board of Directors knows of no other matters that will be presented for consideration at the special meeting other than as described in this proxy statement. Should any other matter requiring a vote of stockholders properly arise, the persons name as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public Reference Room, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

You may request a copy of the Stock Purchase Agreement, at no cost, by writing Laura Parker at 7501B N. Capital of Texas Highway, Austin, Texas 78731, (512), or telephoning her at 681-8441.

You should rely only on the information contained in, or incorporated by reference as an Annex to, this proxy statement in voting on the private placement proposal and the proposal to amend the Third Amended and Restated 1999 Stock Option and Restricted Stock Plan. We have not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than                  , 2003 or such earlier date as is expressly set forth herein.

By Order of the Board of Directors,

James E. Cahill
Secretary

                 , 2003

Annex A

TIPPINGPOINT TECHNOLOGIES, INC.

FOURTH AMENDED AND RESTATED

1999 STOCK OPTION AND RESTRICTED STOCK PLAN

1. Purpose. The TippingPoint Technologies, Inc. Second Amended and Restated 1999 Stock Option and Restricted Stock Plan (the “Plan”) is intended to advance the interests of TippingPoint Technologies, Inc., a Delaware corporation (the “Company”), and its stockholders, by encouraging and enabling selected officers, directors and employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. It is intended that options which may qualify for treatment as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, and applicable regulations and rulings promulgated thereunder (collectively the “Code”), as well as options which may not so qualify, may be granted under the Plan.

2. Definitions.

(a) “Committee” means a Committee of the Board of Directors of the Company to whom the Board’s authority has been delegated in accordance with Section 3 of this Plan.

(b) “Common Stock” means the Company’s Common Stock, $.01 par value per share.

(c) “Date of Grant” means the date on which an Option or Restricted Stock is granted under the Plan, which will be the date the Committee authorizes the Option or Restricted Stock unless the Committee specifies another date as the date the grant is to be effective.

(d) “Date of Exercise” means the date on which an Option is validly exercised pursuant to the Plan.

(e) “Disability” means any medically determinable physical or mental impairment that, in the opinion of the Committee, based upon medical reports and other evidence satisfactory to the Committee, can reasonably be expected to prevent an Optionee from performing substantially all of the Optionee’s customary duties of employment for a continuous period of not less than 12 months so as to be disabled within the meaning of Section 22(a)(3) of the Code.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Fair Market Value” of the Company’s Common Stock means the closing sale price (or the average of the quoted closing bid and asked prices if there is no closing sale price reported) on the last market trading day prior to the date of determination as reported by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

(h) “Incentive Stock Option” means an option that qualifies as an incentive stock option under all of the requirements of the Code.

(i) “Incentive Stock Option Agreement” means the agreement between the Company and the Optionee, in such form as may from time to time be adopted by the Committee, under which the Optionee may purchase Common Stock pursuant to the terms of an Incentive Stock Option granted under the Plan.

(j) “Non-Employee Director” means a director of the Company who is not an employee of the Company or of any subsidiary or affiliate of the Company.

(k) “Non-Qualified Stock Option” means an option to purchase Common Stock granted pursuant to the provisions of the Plan that does not qualify as an Incentive Stock Option.

(l) “Non-Qualified Stock Option Agreement” means the agreement between the Company and the Optionee, in such form as may from time to time be adopted by the Committee, under which the Optionee may purchase Common Stock pursuant to the terms of a Non-Qualified Stock Option granted under the Plan.

(m) “Option” means an option granted under the Plan.

(n) “Optionee” means a person to whom an Option, which has not expired, has been granted under the Plan.

(o) “Participant” means any person who receives an Option or Restricted Stock pursuant to this Plan.

(p) “Restricted Stock” means Common Stock awarded to a person pursuant to Section 7 of this Plan.

(q) “Retirement” shall mean the termination of an Optionee’s employment in accordance with the requirements of a written retirement plan, policy or rule of the Company which has been duly adopted by the Board of Directors of the Company.

(r) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as (and to the extent) such rule, or any successor thereto, may from time to time be in effect and including all interpretations thereunder.

(s) “Subsidiary” or “Subsidiaries” means a subsidiary corporation or corporations of the Company as defined in Section 424(f) of the Code.

(t) “Successor” means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of an Optionee.

3. Administration and Interpretation of Plan. The Plan shall be administered by a Committee designated by the Board of Directors which shall consist entirely of “Non-Employee Directors” in accordance with the provisions of Rule 16b-3. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan: (i) to determine the individuals to whom, and the time or times at which, Options or Restricted Stock shall be granted and the number of shares of Common Stock covered by each Option or grant of Restricted Stock and to determine all other substantive provisions of the terms of such Options; (ii) to construe and interpret the Plan; and (iii) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations by the Committee shall be final and conclusively binding for all purposes and upon all persons.

4. Common Stock Subject to Options and Grants of Restricted Stock. The aggregate number of shares of the Company’s Common Stock which may be issued upon the exercise of Options or upon the grant of Restricted Stock under the Plan shall not exceed two million thirty-three thousand three hundred thirty-three (2,033,333) shares of Common Stock, subject to adjustment as set forth in Section 5 of this Plan. The shares of Common Stock to be issued upon the exercise of Options or upon the grant of Restricted Stock may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the open market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be canceled or surrendered without having been exercised in full, or Restricted Stock should fail to vest and be forfeited in whole or in part for any reason, the shares subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations set forth above.

5. (a) Adjustments. In the event that the number of outstanding shares of Common Stock is changed by reason of a stock dividend, stock split, recapitalization or combination of shares, the number of shares of Common Stock subject to the Plan and to Options and Restricted Stock granted pursuant to the Plan shall be proportionately adjusted.

(b) Annual Increase. The annual increase in the number of shares reserved for issuance as Incentive Stock Options shall be the least of the following: (1) a number of shares so that the shares reserved for issuance of Incentive Stock Options shall be equal to 15% of issued and outstanding shares as of the last day of the prior fiscal year; (2) 2,033,333 shares; or (3) a smaller number as determined by the Board of Directors. The number of shares reserved for issuance under this Plan (including Incentive Stock Options, Non-Qualified Stock Options, and Restricted Stock) shall be increased so that the total number of shares that may be issued under this Plan equals 15% of the outstanding shares as of the final day of the prior fiscal year. Such annual increases shall occur automatically on the first trading day in January of each year.

6. Participants. Incentive Stock Options may be granted under the Plan to any person who is an officer or other key employee (including officers and employees who are also directors) of the Company or any of its Subsidiaries. Non-Qualified Options and Restricted Stock may be granted under the Plan to any person who is an officer, key employee, director or consultant of the Company; provided, however, that no member of any Committee administering this Plan shall be eligible to be granted an option hereunder except under circumstances that may be permitted under Rule 16b-3 without adversely affecting any requirement of such rule that this Plan be administered by Non-Employee Directors.

7. Non-Employee Director Stock Options. Any Options granted to Non-Employee Directors under the Plan shall be Non-Qualified Stock Options. Such Options granted to Non-Employee Directors may be granted pursuant to the pre-established formula described in the next paragraph or may, in the sole discretion of the entire Board of Directors, be granted as to such number of shares and upon such terms and conditions as shall be determined by the Board of Directors. Options granted to Non-Employee Directors under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions described below and in Section 8:

(a) Formula-based Director Stock Options. For each calendar year, an Option to purchase 6,667 shares of Common Stock shall be granted automatically to each Non-Employee Director on the first day of each calendar year on which the Nasdaq National Market, or such other exchange or market on which the Company’s Common Stock is then traded, is open for trading. The option price per share with respect to each Option granted to a Non-Employee Directors hereunder shall be 100% of the Fair Market Value of the Common Stock on the Date of the Grant of the Option. Options granted to Non-Employee Directors hereunder shall be exercisable in full upon the Date of Grant of the Option and shall remain exercisable for a term of ten years after such Date of Grant.

(b) Termination of Service. Upon an Optionee’s termination of status as a Non-Employee Director with the Company for any reason, any vested Options held by such former Non-Employee Director which may be exercised during the thirty day period following such termination, and shall expire at the end of such thirty day period. Notwithstanding the foregoing sentence, if the Optionee’s status as an Non-Employee Director terminates by reason of or within three months after a merger or other business combination resulting in a “Change of Control” as defined below, the Non-Employee Director’s Options shall terminate upon the latest of (i) six months and one day after the merger or business combination, (ii) ten business days following the expiration of the period during which publication of financial results covering at least thirty days of post-merger combined operations has occurred, and (iii) the expiration of the stated term of such Non-Employee Director’s Options.

(c) For purposes hereof, “Change of Control” means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act (as defined below), but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former stockholders of the Company; (iv) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity; or (v) a dissolution or liquidation of the Company.

(d) Notwithstanding the foregoing, in no event shall any Non-Employee Director be entitled to any “excess parachute payment” as defined in Section 280G of the Code.

8. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by either an Incentive Stock Option Agreement or a Non-Qualified Stock Option Agreement executed by the Company and the Optionee. Such agreement shall be subject to the following limitations and conditions:

(a) Option Price. The option price per share with respect to each Option shall be determined by the Committee but in no instance shall the option price for an Option which is intended to qualify as an Incentive Stock Option be less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant.

(b) Payment of Option Price.

(i) Full payment for shares purchased upon exercising an Option shall be made in cash or by check, or by delivery of shares of Common Stock, or partly in cash or by check and partly in Common Stock. The value of shares of Common Stock delivered in connection with the payment of the option price shall be the Fair Market Value of such shares on the Date of Exercise of the Option. Any shares of Common Stock to be used as payment must, if originally acquired from the Company pursuant to the exercise of an Incentive Stock Option, have been held for at least two years after the Date of Grant and one year after the Date of Exercise.

(ii) If the shares of Common Stock to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee or the Company a fully and duly endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

(c) Term of Option. The expiration date of each Incentive Stock Option and each Non-Qualified Option shall not be more than ten (10) years from the Date of Grant.

(d) Vesting of Stockholder Rights. Neither an Optionee nor his Successor shall have any of the rights of a stockholder of the Company until the certificate or certificates evidencing the shares purchased pursuant to the exercise of an Option are properly delivered to such Optionee or his Successor.

(e) Exercise of an Option. Each Option shall be exercisable at any time, and from time to time, and in no particular order if the Optionee holds more than one Option, throughout a period commencing on or after the Date of Grant, as specified by the Committee and reflected in the Incentive Stock Option Agreement or Non-Qualified Stock Option Agreement, as the case may be, and ending upon the earliest of the expiration, cancellation, surrender or termination of the Option; provided, however, that no Option shall be exercisable in whole or in part prior to the date of stockholder approval of the Plan. Furthermore, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any share otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the report to, or consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, report, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(f) Company Loans. The Company may make stock purchase loans in connection with Option exercises upon the following terms and conditions:

(i) Upon the exercise by an Optionee of his Option, or any part thereof, and the Optionee’s request for a loan pursuant hereto, the Company, upon approval by the Committee, may loan said Optionee, for the sole purpose of purchasing Common Stock from the Company pursuant to the exercise of such Option, an amount up to the exercise price of the Option; provided, however, that the Optionee shall execute concurrently a promissory note in form satisfactory to the Committee for such amount payable to the order of the Company;

(ii) The Company shall have no obligation to make any loan to any Optionee at any time;

(iii) The promissory note referenced above shall provide for interest to be payable upon the outstanding principal balance thereof at such rate and times as the Committee may determine. Interest shall be payable at least annually and shall be charged at the minimum rate necessary to avoid the treatment as interest under any applicable provision of the Code, of any amounts other than amounts stated to be interest under such note. Such note shall also provide that the Committee may require the Optionee to secure the payment thereof at any time with collateral deemed adequate by the Committee in its sole discretion. Such note shall mature, and all outstanding principal and interest shall become immediately due and payable in installments or in lump sum at such time or times as the Committee shall provide. The note will provide for prepayment of principal and accrued interest in whole or in part from time to time without premium or penalty and may be extended or modified, from time to time, at the Committee’s discretion. The note shall provide for acceleration of maturity by the Company upon the happening of any events determined appropriate by the Committee, including, without limitation, any of the following events:

(1) failure of the Optionee to pay or perform any term or provision thereof;

(2) termination of the Optionee’s employment with the Company or a Subsidiary for any reason, whether voluntary or involuntary, except Retirement, Disability or death;

(3) if the Optionee shall execute an assignment for the benefit of creditors, or admit in writing his inability to pay his debts generally as they become due, or voluntarily seek the benefit of, or have a petition filed against him seeking the benefit of, a judgment, order or decree filed against him pursuant to any bankruptcy, insolvency, reorganization, or similar debtor relief law affecting the rights of creditors generally;

(4) failure of the Optionee to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration or similar proceeding against any of the assets of the Optionee;

(5) failure of the Optionee to pay any money judgment against him at least thirty (30) days prior to the date on which any of his assets may be lawfully sold to satisfy such judgment;

(6) failure or refusal of the Optionee to comply with any of the terms and conditions of his stock option agreement or any other oral or written agreement with the Company;

(7) failure or refusal of the Optionee to provide adequate security for payment of the promissory note immediately upon request for collateral by the Committee; or

(8) the divorce of the Optionee, unless arrangement satisfactory to the Committee are agreed to prior to the entry of the divorce decree.

(g) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, voluntarily or by operation of law, other than by will or the laws of descent and distribution. Each Option shall be exercisable, during the Optionee’s lifetime, only by such Optionee. No Option or the shares covered thereby shall be pledged or hypothecated in any way and no Option or the shares covered thereby shall be subject to execution, attachment or similar process.

(h) Termination of Employment. Unless otherwise provided in the terms of an Incentive Stock Option Agreement or a Non-Qualified Agreement, as the case may be, pursuant to Section 7(k), upon termination of an Optionee’s employment with the Company or with any of its Subsidiaries for any reason other than death or Disability, any and all outstanding Options of such Optionee shall expire, and shall not be exercisable with respect to any vested portion as to which such Options have not been exercised on a date thirty days after such date of termination. Any and all Outstanding Options shall be null and void, and shall not be exercisable with respect to any unvested portion of such Options immediately upon the termination of the Optionee’s employment with the Company for any reason, including death or Disability. The right of the Optionee to receive any benefits from the Company or any of its Subsidiaries after termination of employment with the Company or any of its Subsidiaries by reason of employment contract, severance arrangement or otherwise shall not affect the determination that an Optionee’s employment has been terminated with the Company or any of its Subsidiaries for purposes of the Plan. Neither the adoption of this Plan nor the grant of an Option to an eligible person shall alter in any way the Company’s or the relevant Subsidiary’s rights to terminate such person’s employment or directorship at any time with or without cause nor does it confer upon such person any rights or privileges to continued employment, or any other rights and privileges, except as specifically provided in the Plan.

(i) Disability or Death of Optionee. If an Optionee dies or suffers a Disability while in the employ of the Company, but prior to termination of his right to exercise an Option in accordance with the provisions of his stock option agreement, without having totally exercised the Option, the Option may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the Optionee on the date of the Optionee’s death or Disability, by (i) the Optionee’s estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee in the event of the Optionee’s death, or (ii) the Optionee or his personal representative in the event of the Optionee’s Disability, provided the Option is exercised prior to the date of its expiration or not more than one year from the date of the Optionee’s death or Disability, whichever first occurs. The date of Disability of an Optionee shall be determined by the Company.

(j) Ten Percent Stockholders. Notwithstanding anything herein to the contrary, an Option which is intended to qualify as an Incentive Stock Option shall be granted hereunder to any Optionee who, immediately before such Option is granted, beneficially owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company only if both of the following conditions are met:

(i) The option price per share shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant; and

(ii) The expiration date of the Option shall be not more than five (5) years from the Date of Grant.

(k) Other Terms. Each Incentive Stock Option Agreement or Non-Qualified Stock Option Agreement, as the case may be, may contain such other provisions (not inconsistent herewith) as the Committee in its discretion may determine, including, without limitation:

(i) any provision which shall condition the exercise of all or part of an Option upon such matters as the Committee may deem appropriate (if any) such as the passage of time, or the attainment of certain performance goals, appropriate to reflect the contribution of the Optionee to the performance of the Company;

(ii) any provision which would accelerate the exercisability of an Option in spite of any provision contained in an Option, under such circumstances as the Committee may deem appropriate, including a Change of Control;

(iii) the manner in which an Option is to be exercised.

In the event the Committee includes a provision for acceleration on a Change of Control, the Committee shall also include in such agreement a provision addressing whether “excess parachute payments” as defined in Section 280G of the Code are permitted, and if permitted, whether compensation for the parachute excise tax is to be paid by the Company to the Optionee.

9. Restricted Stock. The Committee shall determine the number of shares of Common Stock to be granted as Restricted Stock from time to time under the Plan. The grant of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and provisions, including provisions concerning vesting and transferability, as are approved by the Committee, and executed on behalf of the Corporation by an appropriate officer. The Committee in its discretion may award shares of Restricted Stock under the Plan without requiring the payment of cash consideration for such shares by the Participant.

10. Allotment of Shares. The grant of an Option or Restricted Stock shall not be deemed either to entitle the Participant to, or disqualify the Participant from, participation in any other grant of options or restricted stock under this Plan or any other stock option plan of the Company. The number of shares allotted to each Participant shall be determined by the Committee, in its discretion; provided, that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Options which are intended to qualify as Incentive Stock Options are exercisable for the first time by such Optionee during any calendar year (under all such plans of the Optionee’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

11. Additional Restrictions. No employee shall be eligible to receive Incentive Stock Options (under the Plan and all other option plans of the Company, its parent and subsidiary corporations) that are exercisable for the first time in any calendar year with respect to stock with an aggregate Fair Market Value (determined at the Date of Grant) in excess of $100,000, or such other limits as may be imposed by the applicable laws and regulations under the Code in effect on the Date of Grant. In the event the Participant’s total Incentive Stock Options exceed the $100,000 limit in any calendar year (whether due to acceleration of exercisability, miscalculation, error or otherwise) the amount of Participant’s Incentive Stock Options that exceed such limit shall be treated as Non-Qualified Stock Options. The Incentive Stock Options granted earliest (whether under this Plan or any other agreement or plan) shall be applied first to the $100,000 limit. In the event that only a portion of the Incentive Stock Options granted at the same time can be applied to the $100,000 limit, the company shall issue separate share certificates for such number of shares as does not exceed the $100,000 limit, and shall designate such shares as Incentive Stock Options stock in its share transfer records.

12. Designation of Incentive Stock Options. The Committee shall cause each Option granted hereunder to be clearly designated in the agreement evidencing such Option, at the time of grant, as to whether or not it is intended to qualify as an Incentive Stock Option.

13. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or a Participant may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Participant shall specify as its and his address for receiving notices the address set forth in the option agreement pertaining to the shares to which such notice relate.

14. Amendment or Discontinuance. The Plan and any Option or Restricted Stock outstanding hereunder may be amended or discontinued by the Committee without the approval of the stockholders of the Company, except that the Committee may not, except as expressly provided in the Plan, increase the aggregate number of shares which may be issued under Options or Restricted Stock granted pursuant to the Plan, materially amend the eligibility requirements of the Plan or materially increase the benefits which may accrue to participants under the Plan, without such approval (if any) as may be required pursuant to the provisions of Rule 16b-3, or applicable law (including the Code) or the requirements of any national stock exchange upon which the Company’s Common Stock is traded.

15. Effect of the Plan. Neither the adoption of this Plan nor any action of the Committee shall be deemed to give any officer or employee any right to be granted an option to purchase Common Stock or restricted stock of the Company or any of its Subsidiaries, or any other rights except as may be evidenced by a stock option or restricted stock agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

16. Grant of Incentive Stock Options. No Incentive Stock Options shall be granted pursuant to this Plan after the expiration of ten (10) years from the date of the earlier of: (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the stockholders of the Company.

17. Shares Not Transferable. As a condition to the transfer of the shares of Common Stock issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended, or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option or Restricted Stock agreement entered into hereunder. Further, the Company shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee has determined that the Participant has tendered to the Company any federal, state or local tax owed by the Participant as a result of exercising the Option, receiving a grant of Restricted Stock or disposing of any Common Stock, when the Company has a legal liability to satisfy such tax. The Company shall not be liable to any party for damages due to a delay in the delivery or issuance of any stock certificate for any reason whatsoever.

18. Reservation of Shares. During the term of the Plan, the Company will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the authority from any regulatory body having jurisdiction which is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

19. Approval of Plan. The Plan was originally adopted by the Board of Directors and approved by the stockholders on January 18, 1999. Any amendments to the Plan which require stockholder approval shall be by a majority of the votes cast on the issue, including abstentions. The amendments to the Plan included in this amendment and restatement were approved by the Board of Directors on October 22, 2003, subject to stockholder approval. The amendments to the Plan included in this amendment and restatement and any benefits granted based upon such amendments will be null and void if stockholder approval is not obtained at the next meeting of stockholders. No Options granted based upon the amendments to the Plan included in this amendment and restatement shall be exercised unless and until such amendments have been approved by the stockholders of the Company as specified above.

20. Conformity with the Code. The Incentive Stock Options authorized pursuant to the Plan are intended to satisfy all requirements for the Incentive Stock Options under the Code and, notwithstanding any provision of the Plan or any Incentive Stock Option Agreement, the Plan and all Incentive Stock Options granted pursuant hereto shall be so construed and all contrary provisions shall be so limited in scope and effect and to the extent they cannot be so limited, they shall be void.

21. Liability of the Company. Neither the Company, its directors, officers or employees, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person (a) if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any incentive stock option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code, or (b) for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded. In addition, the Company shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option or Restricted Stock.

22. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

23. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

TIPPINGPOINT TECHNOLOGIES, INC.

PROXY

FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF

TIPPINGPOINT TECHNOLOGIES, INC. TO BE HELD                         , 2003

THIS PROXY IS SOLICITED AT THE DIRECTION OF THE BOARD OF

DIRECTORS OF TIPPINGPOINT TECHNOLOGIES, INC.

The undersigned stockholder of TippingPoint Technologies, Inc., a Delaware corporation, acknowledges receipt of the notice of special meeting of stockholders to be held                         , 2003 at 10:00 a.m., local time, at our corporate offices at 7501B N. Capital of Texas Highway, Austin, Texas 78731 and the accompanying proxy statement, each dated                         , 2003, and hereby appoints James E. Cahill and Michael J. Rapisand, or either of them, as proxies, each with full powers of substitution, to represent the undersigned at the above-stated special meeting of stockholders and at any postponement or adjournment thereof, and to vote, as designated therein, all shares the undersigned is entitled to vote as if then and there personally present, on all matters set forth in the notice of special meeting of stockholders and the accompanying proxy statement, and in their discretion upon any other matters that may properly come before the special meeting of stockholders or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED AT THE DIRECTION OF OUR BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH ITEM. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

By executing this proxy, you acknowledge receipt of the notice of special meeting of stockholders and the proxy statement.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Detach Proxy Form Here

THIS PROXY IS SOLICITED AT THE DIRECTION OF THE BOARD OF

DIRECTORS OF TIPPINGPOINT TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

ITEMS 1 AND 2.

1. Approval of the sale of 950,000 shares of common stock, par value $0.01 per share, in a private placement with certain investors, a majority of whom are related parties, pursuant to a Stock Purchase Agreement, dated October 17, 2003 (as described in the proxy statement).

FOR	AGAINST	ABSTAIN

This proxy will be voted as specified in the spaces provided therefor, or, if no such specification is made, it will be voted “FOR” Item 1 above.

2. Approval of an amendment to the Third Amended and Restated 1999 Stock Option and Restricted Stock Plan to increase the number of shares available for issuance from 1,033,333 to 2,033,333 (as described in the proxy statement).

FOR	AGAINST	ABSTAIN

This proxy will be voted as specified in the spaces provided therefor, or, if no such specification is made, it will be voted “FOR” Item 2 above.

In their sole discretion, the designated proxies are authorized to vote upon such other business as may properly come before the special meeting of stockholders or any postponement or adjournment thereof.

The matters in Items 1 and 2 are proposed by us and are not related to or conditioned on the approval of other matters.

I HEREBY ACKNOWLEDGE RECEIPT OF THE PROXY STATEMENT AND REVOKE

ANY PROXY OR PROXIES THAT I HAVE GIVEN BEFORE THIS DATE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND MAIL THIS PROXY TODAY.

(PLEASE SEE OTHER SIDE)

Authorized Signatures – SIGN HERE – This section must be completed for your instructions to be executed.

Please sign below exactly as your name(s) appears on this proxy card. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep signature within the box

Date

Signature 2 – Please keep signature within the box

Date